                                                                    EXHIBIT 99.1

Contacts:
Richard Nance, CFO                                   Paul Knopick
GA eXpress                                           Pknopick@pacbell.net
949.250.4800


                                                           FOR IMMEDIATE RELEASE

     General Automation Terminates Private Offering

     IRVINE, Calif., June 23, 2000 - General Automation, Inc. (OTC BB: GAUM) today in an 8K filing with the U.S. Securities and Exchange Commission said that a letter of intent signed with an investment banking firm to raise capital has expired under its own terms, and that has terminated without raising any funds. Company management states that they will continue to seek financing avenues.

                                       ***

GENERAL AUTOMATION (WWW.GAEXPRESS.COM)

         General Automation (Over the Counter Bulletin Board: GAUM) is the single source for data migration, transfer and communication solutions that allow companies to conduct business with their partners, vendors and customers online, while deriving maximum value and profit from their existing data. GA eXpress is a business unit of General Automation with solutions for the MultiValue market. General Automation corporate headquarters is located at 17731 Mitchell North, Irvine CA, 92614. Telephone: 800.854.0140 or 949.250.4800 and fax: 949.752.6777.

                                       ###

"This press release contains forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933. Those forward-looking statements involve risks and uncertainties that could affect General Automation Inc.'s actual results and cause actual results to differ materially from those in the forward-looking statements. Those risks and uncertainties include, but are not limited to, timely completion of the development of proposed new products, market acceptance of proposed new products, actions taken by competitors and creditors, and other factors described in General Automation's reports and filings with the Securities and Exchange Commission."

General Automation is a registered trademark of General Automation Inc. GA eXpress and ePath are trademarks of General Automation. All other trademarks and registered trademarks are the property of their respective owners.